UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

Medtronic, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota	1-7707	41-0793183

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota		55432

(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (763) 514-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entering into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Restricted Stock Deferral Election

Item 1.01. Entering into a Material Definitive Agreement.

     On March 13, 2005, William A. Hawkins, President and Chief Operating Officer of Medtronic, Inc. (“Medtronic”), executed a Restricted Stock Conversion Election Form in which he irrevocably elected to convert 21,089 shares of restricted stock into restricted stock units effective as of April 17, 2007, the date that the 21,089 shares of restricted stock vest. Authority to make the election was given to Mr. Hawkins by the Compensation Committee of the Board of Directors of Medtronic. Mr. Hawkins will receive distribution of the restricted stock units in the form of common stock in a lump sum beginning twelve months after his termination of employment with Medtronic.

Item 9.01 Financial Statements and Exhibits

     (c)   Exhibits:

     Exhibit 99.1       Restricted Stock Deferral Election

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
By /s/ Terrance L. Carlson
Date: March 17, 2005	Terrance L. Carlson
Senior Vice President, General Counsel and Corporate Secretary